HILLS BANCORPORATION
                                   EXHIBIT II
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                        Three Months Ended                    Nine Months Ended
                                                                           September 30                          September 30
                                                                   ---------------------------           ---------------------------
                                                                     1995                1994              1995               1994
                                                                   --------            -------           --------           --------

Shares of common stock, beginning ......................            487,773            487,622            487,773            487,622

    Shares issued during this period ...................                  0                  0                  0                  0
                                                                   --------           --------           --------           --------

Shares of common stock, ending .........................            487,773            487,622            487,773            487,622
                                                                   ========           ========           ========           ========


Weighted average number of shares outstanding #.........            490,816            489,319            490,832            488,342
                                                                   ========           ========           ========           ========


Earnings and Earnings per share:

    Net income (in thousands) ..........................           $  1,439           $  1,266           $  3,822           $  3,540
                                                                   ========           ========           ========           ========

    Earnings per common share ..........................           $   2.93           $   2.59           $   7.79           $   7.25
                                                                   ========           ========           ========           ========

# Computation of weighted average number of shares include equivalent shares attributable to stock options granted in 1993, computed under the treasury stock method.